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                                                                      EXHIBIT 21

MANUFACTURED HOME COMMUNITIES, INC.
SUBSIDIARIES OF THE REGISTRANT

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                                                                      State of Incorporation
                                                                          or Organization
                                                                      ----------------------
MHC Operating Limited Partnership                                            Illinois

MHC Financing Limited Partnership                                            Illinois

MHC Management Limited Partnership                                           Illinois

MHC Financing Limited Partnership Two                                        Delaware

Blue Ribbon Communities Limited Partnership                                  Delaware

LP Management Corporation                                                    Delaware

MHC-QRS, Inc.                                                                Delaware

MHC-QRS Two, Inc.                                                            Delaware

MHC-QRS Blue Ribbon Communities, Inc.                                        Delaware

MHC Lending Limited Partnership                                              Illinois

MHC-Lending QRS, Inc.                                                        Illinois

MHC-DeAnza Financing Limited Partnership                                     Illinois

MHC-QRS DeAnza, Inc.                                                         Illinois

MHC-DAG Management Limited Partnership                                       Illinois

MHC-Bay Indies Financing Limited Partnership                                 Illinois

MHC-QRS Bay Indies, Inc.                                                     Illinois

MHC Systems, Inc.                                                            Illinois
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